                                                                    EXHIBIT 99.2

                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT (as amended, modified, supplemented or restated in accordance with its terms from time to time, this "Agreement"), dated as of October 31, 2001, is among divine, inc., a Delaware corporation ("divine"), RoweCom Inc., a Delaware corporation ("RoweCom"), the Persons listed on Exhibit A hereto attached (the "Mandatory Participants"), the Persons listed on Exhibit B hereto attached (the "Optional Participants"), and the Persons listed on Exhibit C hereto attached (the "Warrantholders"). Capitalized terms used but not otherwise immediately defined shall have the meanings set forth in Article VI.

                                    RECITALS

         A. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of July 6, 2001, between divine, Knowledge Resources Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of divine (the "Merger Sub"), and RoweCom (the "Merger Agreement"), Merger Sub will merge with and into RoweCom (the "Merger") upon satisfaction or waiver of the closing conditions set forth therein, as a result of which RoweCom shall become a wholly-owned subsidiary of divine.

         B. Each Mandatory Participant currently holds (a) a Secured Promissory Note of RoweCom dated May 26, 2000 (an "Old Note") in the principal amount set forth next to such Mandatory Participant's name on Exhibit A, and (b) Stock Purchase Warrants, dated May 26, 2000 and/or October 24, 2000 ("Old Warrants"), to purchase, in the aggregate, the number of shares of RoweCom Common Stock set forth next to such Mandatory Participant's name on Exhibit A.

         C. Each Optional Participant currently holds (a) an Old Note in the principal amount set forth next to such Optional Participant's name on Exhibit B and (b) Old Warrants to purchase, in the aggregate, the number of shares of RoweCom Common Stock set forth next to such Optional Participant's name on Exhibit B.

         D. Each Warrantholder currently holds Old Warrants to purchase, in the aggregate, the number of shares of RoweCom Common Stock set forth next to such Warrantholder's name on Exhibit C.

         E. It is a condition to divine and Merger Sub's obligation to consummate the Merger that (a) the Mandatory Participants exchange the Old Notes for new promissory notes of RoweCom in the form attached hereto as Exhibit D (the "New Notes") and (b) the Mandatory Participants, the Optional Participants and the Warrantholders (collectively the "Holders") exchange the Old Warrants for new stock purchase warrants to purchase shares of divine's Class A Common Stock in the form attached hereto as Exhibit E (the "New Warrants").

         F. The Holders desire to enter into this Agreement in order to induce divine and Merger Sub to consummate the Merger.

                                   AGREEMENTS


         In consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                       EXCHANGE OF THE NOTES AND WARRANTS

         1.1. Exchange with Mandatory Participants. At the closing of the Merger (the "Merger Closing"), each Mandatory Participant shall exchange the Old Note and Old Warrants held by him or it for (a) a New Note in the principal amount set forth next to such Mandatory Participant's name on Exhibit A, (b) a New Warrant to purchase the number of shares of Class A Common Stock of divine set forth next to such Mandatory Participant's name on Exhibit A at an exercise per share equal to $0.52 (the "Incentive Exercise Price"), and (c) a stock purchase warrant, in the form attached hereto as Exhibit F ("Incentive Warrants"), to purchase the number of shares of Class A Common Stock of divine set forth next to such Mandatory Participant's name on Exhibit A at an exercise price per share equal to the Incentive Exercise Price.

         1.2. Exchange With Electing Optional Participants. At the Merger Closing, each Optional Participant that elects to exchange the Old Note held by him or it for a New Note (an "Electing Optional Participant") shall exchange the Old Note and Old Warrants held by him or it for (a) a New Note in the principal amount set forth next to such Electing Optional Participant's name on Exhibit B,
(b) a New Warrant to purchase the number of shares of Class A Common Stock of divine set forth next to such Electing Optional Participant's name on Exhibit B at an exercise price per share equal to the Incentive Exercise Price, and (c) an Incentive Warrant to purchase the number of shares of Class A Common Stock of divine set forth next to such Electing Optional Participant's name on Exhibit B at an exercise price per share equal to the Incentive Exercise Price.

         1.3. Exchange with Non-Electing Optional Participants. At the Merger Closing, each Optional Participant that does not elect to exchange the Old Note held by him or it for a New Note (a "Non-Electing Optional Participant") shall exchange the Old Warrants held by him or it for a New Warrant to purchase the number of shares of Class A Common Stock of divine set forth next to such Non-Electing Optional Participant's name on Exhibit B at an exercise price per share equal to $0.52.

         1.4. Exchange with Warrantholders. At the Merger Closing, each Warrantholder shall exchange the Old Warrants held by him or it for a New Warrant to purchase the number of shares of Class A Common Stock of divine set forth next to such Warrantholder's name on Exhibit C at an exercise price per share equal to $0.52.

         1.5. Closing Deliveries.

              (a) At the Merger Closing, in exchange for the Old Notes and the Old Warrants held by the Mandatory Participants and the Electing Optional Participants, which shall be delivered to RoweCom for cancellation:

         (i) RoweCom will deliver to each Mandatory Participant and Electing Optional Participant a New Note, executed by RoweCom, in the principal amount set forth next to such Mandatory Participant's or Electing Optional Participant's name on Exhibit A or Exhibit B, respectively, and pay to each Mandatory Participant and Electing Optional Participant all accrued and unpaid interest on the Old Note held by such Mandatory Participant or Electing Optional Participant, as the case may be, through the date which the Merger Closing occurs.

         (ii) divine will deliver to each Mandatory Participant and Electing Optional Participant (A) a New Warrant, executed by divine, to purchase the number of shares of Class A Common Stock of divine set forth next to such Mandatory Participant's or Electing Optional participant's name on Exhibit A or Exhibit B, respectively, at an exercise price per share equal to the Incentive Exercise Price, and (B) an Inventive Warrant, executed by divine, to purchase the number of shares of Class A Common Stock of divine set forth next to such Mandatory Participant's or Electing Optional Participant's name on Exhibit A or Exhibit B, respectively, at an exercise price per share equal to the Incentive Exercise Price.

         (iii) RoweCom will deliver to Zero Stage Capital VI, L.P., as agent for the Mandatory Participants and the Electing Optional Participants (the "Agent"), an irrevocable letter of credit issued by LaSalle National Bank, N.A., in the form attached hereto as Exhibit G (the "LOC").

         (iv) divine will deliver to the Agent a guaranty, executed by divine, in the form attached hereto as Exhibit H (the "Guaranty").

              (b) At the Merger Closing, in exchange for the Old Notes and Old Warrants held by the Non-Electing Optional Participants which shall be delivered to RoweCom for cancellation:

         (i) RoweCom will pay to each Non-Electing Optional Participant the outstanding principal amount of the Old Note held by such Non-Electing Optional Participant and all accrued and unpaid interest on such Old Note through the date on which the Merger Closing occurs.

         (ii) divine will deliver to each Non-Electing Optional Participant a New Warrant, executed by divine, to purchase the number of shares of Class A Common Stock of divine set forth next to such Non-Electing Optional Participant's name on Exhibit B at an exercise price per share equal to $0.52.

         (iii) At the Merger Closing, in exchange for the Old Warrants held by the Warrantholder which shall be delivered to RoweCom for cancellation, divine will deliver to each Warrantholder a New Warrant, executed by divine, to purchase the number of shares of Class A Common Stock of divine set forth next to such Warrantholder's name on Exhibit C at an exercise price per share equal to $0.52.

              (c) At the Merger Closing, each Holder shall deliver to RoweCom the Old Notes and/or the Old Warrants, as applicable, together with any instruments of assignment requested by divine or RoweCom necessary to transfer the Old Notes and/or Old Warrants, as applicable, to RoweCom, and take all actions necessary to release and terminate any security interests granted to the Holders or any of them, to secure the obligations of RoweCom or any of its subsidiaries under the Old Notes including but not



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

          limited to the execution and delivery of such UCC-3 termination statements, in each case as divine or RoweCom may request.

          1.6. Registration of Shares.

               (a) Within sixty (60) days following the Merger Closing, divine will file with the Commission a registration statement (the "Registration Statement") on Form S-3 or other appropriate form for the purpose of registering under the Securities Act the public resale of all of the Registrable Shares by the Holders in a non-underwritten offering. For purposes of this Agreement, "Registrable Shares" means shares of Class A Common Stock of divine issuable upon conversion of the New Notes or exercise of the New Warrants or the Incentive Warrants. Thereafter, divine will use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable and (subject to the rest of this Section 1.6) to remain effective with respect to a Registrable Share until such time at which such Registrable Shares: (i) has been resold pursuant to the Registration Statement or otherwise or (ii) is eligible for resale pursuant to Rule 144 under the Securities Act without any volume restrictions. The registration expenses (exclusive of underwriting or broker-dealer discounts and commissions of the Holders and any transfer taxes relating to Registrable Shares sold by such Holder) and the reasonable legal fees and expenses of one counsel for the Holders with respect to the Registration Statement shall be borne by divine.

               (b) Notwithstanding the foregoing or any other provision of the New Notes, New Warrants, or the Incentive Warrants, divine, from time to time, may suspend the effectiveness of the Registration Statement and/or the rights of the Holder to sell Registrable Shares pursuant to the Registration Statement if divine determines in good faith the Registration Statement or prospectus included therein (the "Prospectus") should be amended (including amendments to be made by filing with the SEC any document(s) that will be incorporated into the Registration Statement and Prospectus) or supplemented or that such effectiveness or sales is or are reasonably likely (i) to adversely affect any material acquisition, financing, or other transaction then contemplated by divine, or (ii) to involve disclosure obligations which divine has a bona fide business purpose for keeping confidential; provided, that divine may not exercise this suspension right for more than sixty (60) days in any six-month period. If divine exercises this suspension right, no Holder will sell any Registrable Shares pursuant to the Registration Statement until divine advises that the relevant transaction has been abandoned or disclosed and/or that Registration Statement or Prospectus has been appropriately amended or supplemented, divine will use its reasonable best efforts to cause any amendment or supplement to the Registration Statement or Prospectus to be made as promptly as practicable (but in any event within sixty (60) days) after the date on which it exercises such suspension right. For purposes of this paragraph, "Holder" includes any subsequent transferee of Registrable Shares.

               (c) It shall be a condition precedent to the obligation of divine to include any Registrable Shares of a Holder in the Registration Statement or Prospectus pursuant to this Section 1.6 that such Holder shall furnish to divine such information regarding itself, the securities of divine, including such Registrable Shares, beneficially owned by it, and the intended method of disposition of such Registrable Shares as shall be reasonably requested by divine to effect the registration of such Registrable Shares. Each Holder that has included Registrable Shares in a Registration Statement shall thereafter furnish promptly to divine all information required to make the information previously furnished to divine by such Holder not materially misleading and shall promptly notify divine of the sale of such Holder's Registrable Shares pursuant to the Registration Statement, including the number of Registrable Shares so sold.

               (d) Indemnification. In the event any Registrable Shares are included in a Registration Statement in accordance with Section 1.6(a), then:

          (i) By divine. divine agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Holder or controlling person in connection with defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which such Holder's Registrable Shares were registered under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any related Prospectus (as amended or supplemented if divine shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities were caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to divine by, or on behalf of, such Holder for use therein; provided, however, that the foregoing indemnity with respect to any Prospectus shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities acquired Registrable Shares, or any person controlling such Holder, if, after divine has furnished such Holder with a sufficient number of copies of the final Prospectus (as then amended or supplemented if divine shall have furnished any amendments or supplements thereto) ), a copy of such final Prospectus was not sent by, or delivered on behalf of, such Holder to such person at or prior to the written confirmation of the sale of the Registrable Shares to such person and the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (ii) By Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless divine and each of its directors, each of its officers who sign the applicable Registration Statement and each person if any, who controls divine within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from divine to the Holders pursuant to Section 1.6(d)(i), but only with respect to an untrue statement or alleged untrue statement or an omission or alleged omission based upon written information furnished to divine in writing by, or on behalf of, such Holder for use in the applicable Registration Statement (or any amendment hereto) or any related Prospectus (or any amendments or supplement thereto). Notwithstanding the foregoing, the obligation of any

Holder pursuant to this section 1.6(d)(ii) shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Shares pursuant to such Registration Statement.

          (iii) Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 1.6(d)(i) or 1.6(d)(ii) above, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and, unless in such Indemnified Party's and its counsel's reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party exists with respect to such proceeding, shall permit the Indemnifying Party to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnified Party and the Indemnifying Party shall pay the fees and disbursements of such counsel related to such proceeding. It is understood that if an Indemnifying Party does not assume the defense of a proceeding, such Indemnifying Party shall not, in connection with such proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for (i) divine, its directors, its officers who signed the applicable Registration Statement and each person, if any, who controls divine or (ii) all Holders and all persons, if any, who control any Holders, as the case may be, and that all such fees and expenses shall be reimbursed as they are incurred, provided that such Indemnifying Party shall be liable for the expenses of more than one counsel if, in an Indemnified Party's and its counsel's reasonable judgment a conflict of interest between such Indemnified Party and the other Indemnified Parties exists with respect to such proceeding. In such case involving Holders and such persons who control Holders, such firm shall be designated in writing by the Holders of a majority of the Registrable Shares involved in such case. The Indemnified Party shall cooperate with the Indemnifying Party and shall furnish the Indemnifying Party all information available to the Indemnified Party which relate to such action or claim that the Indemnifying Party may reasonably request. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

          (iv) Contribution. If the indemnification provided for in Section 1.6(d)(i) or 1.6(d)(ii) is unavailable to an Indemnified Party, then the Indemnifying Party under such Section, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as other relevant equitable considerations. The relative fault of divine and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by divine or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. divine and each Holder agree that it would not be just or equitable if contribution pursuant this Section 1.6(d)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the foregoing paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the foregoing paragraph shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 1.6(d)(iv), (i) in no case shall any one Indemnified Party be liable or responsible for any amount in excess of the net proceeds received by such Indemnified Party from the offering of Registrable Shares and (ii) divine shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in
Section 1.6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 1.6(d)(iv), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 1.6(d)(iv). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

          1.7. Waivers. The Holders hereby irrevocably waive any and all of the following:

               (a) the requirement in Section 6 of the Old Warrants which required RoweCom to give the Holders notice of any merger or sale of RoweCom;

               (b) the obligation in Section 13 of the Old Warrants to maintain the effectiveness of a Registration Statement with respect to shares of Common Stock of RoweCom issuable upon exercise of the Old Warrants and any penalties and other remedies resulting from the failure to maintain such effectiveness;

               (c) any right to accelerate the maturity of the Old Notes held by the Holders as a result of or in connection with the Merger; and

               (d) any defaults or, events of default under the Old Notes or any agreements entered into in connection therewith that exist at any time prior to the Merger Closing.

          1.8. Election by Optional Participants. Any Optional Participant may elect to exchange the Old Note, in whole but not in part, held by him or it for a New Note in the principal amount set forth next to such Optional Participant's name on Exhibit B by delivering to RoweCom and divine written notice, in the form attached hereto as Exhibit I, of such election prior to the Merger Closing. If any Optional Participant does not give RoweCom and divine written notice of such election prior to the Merger Closing, such Optional Participant shall be deemed to have not made such election and shall be treated as a Non-Electing Participant for purposes of this Agreement.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF DIVINE

          divine hereby represents and warrants to the Holders, as of the date hereof and as of the Merger Closing, as follows:

          2.1. Organization and Standing. divine is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2.2. Corporate Power. divine has all requisite corporate power and authority to enter into this Agreement and the Guaranty, to issue the New Warrants, the Incentive Warrants and the LOC and to carry out and perform its obligations under the terms of this Agreement, the New Warrants, the Incentive Warrants and the Guaranty.

          2.3. Authorization. All corporate action on the part of divine necessary for the authorization, execution, delivery and performance by divine of this Agreement and the Guaranty and the consummation of the transactions contemplated hereby and thereby, and for the authorization, issuance and delivery of the New Warrants and the Incentive Warrants has been taken. This Agreement is the legal, valid and binding obligation of divine, enforceable against divine in accordance with its terms.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF ROWECOM

          RoweCom hereby represents and warrants to the Holders, as of the date hereof and as of the Merger Closing, as follows:

          3.1. Organization and Standing. RoweCom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.2. Corporate Power. RoweCom has all requisite corporate power and authority to enter into this Agreement, to issue the New Notes and to carry out and perform its obligations under the terms of this Agreement and the New Notes.

          3.3. Authorization. All corporate action on the part of RoweCom necessary for the authorization, execution, delivery and performance by RoweCom of this Agreement and the consummation of the transactions contemplated hereby, and for the authorization, issuance and delivery of the New Notes has been taken. This Agreement is the legal, valid and binding obligation of RoweCom, enforceable against divine in accordance with its terms.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

          Each Holder represents and warrants to divine and RoweCom, as of the date hereof and as of the Merger Closing, as follows:

          4.1. Organization and Standing. Each of the Holders which is an entity is duly organized, validly existing and in good standing under the laws of the state of its organization.

          4.2. Authorization; Power. Each of the Holders has all requisite power to enter into this Agreement, and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Holders necessary for the authorization, execution, delivery and performance by the Holders of this Agreement, and the consummation of the transactions contemplated hereby, has been taken. This Agreement is the legal, valid and binding obligation of the Holders, enforceable against the Holders in accordance with its terms.

          4.3. Purchase for Investment. Each of the Holders will acquire the New Notes, the New Warrants and the Incentive Warrants acquired by him or it hereunder for its own account for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. The Holders acknowledge that the New Notes, the New Warrants and the Incentive Warrants have not been registered under the Securities Act, divine is under no obligation to file a registration statement with the Commission with respect to the New Notes, the New Warrants and the Incentive Warrants, and as such these securities may be resold without registration under the Securities Act only in certain limited circumstances described therein.

          4.4. Investor Qualifications. Each of the Holders (a) has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of his or its investment in the securities acquired by him or it hereunder, including but not limited to the shares of divine Class A Common Stock issuable upon exercise of New Warrants and Incentive Warrants and/or conversion of New Notes; (b) is able to bear the complete loss of his or its investment in the securities acquired by him or it hereunder, including, but not limited to the shares of divine Class A Common Stock upon exercise of New Warrants and Incentive Warrants and/or conversion of New Notes and (c) has had the opportunity to ask questions of, and receive answers from, divine, RoweCom and their management concerning the terms and conditions of the Merger and the securities acquired hereunder and the business and prospects of RoweCom and divine, respectively, and to obtain any additional information, to the extent available without unreasonable effort and without a breach of confidentiality obligations; (d) is an accredited investor within the meaning of Rule 501 of the Securities Act; and (e) acknowledges that in connection with the decision to (1), if such Holder is a Mandatory Participant, enter into this Agreement and participate in the Exchange or (2), if such Holder is an Optional Participant, be an Electing Optional Participant or a Non-Electing Participant, that such Holder has (i) received and had the opportunity to review a copy of the Proxy Statement/Prospectus dated September 17, 2001 issued by divine and RoweCom to RoweCom's stockholders in connection with the Merger, (ii) had the opportunity to review copies of (1) divine's Annual Report on Form 10-K for the year ended December 31, 2000, (2) divine's quarterly reports on Forms 10-Q for the quarterly periods ended March 30, 2001 and June 30, 2001, respectively, and (3) such forms, reports and documents of divine, including any Form 8-k filed since December 31, 2000, as are available through the Electronic Data Gathering and Retrieval System of the Commission and as such Holder believed appropriate to review in connection with his, her or its decision hereunder.

          4.5. Ownership. Each Holder owns, beneficially and of record, an Old
Note in the principal amount set forth next to such Holder's name on Exhibit A or Exhibit B, as the case may be, and Old Warrants to purchase, in the aggregate, the number of shares of RoweCom Common Stock set forth next to such Holder's name on Exhibit A, Exhibit B or Exhibit C, as the case may be, and such Holder has not sold, transferred, assigned, conveyed or pledged such Old Note or Old Warrants or any rights therein.

                                   ARTICLE V
                                    COVENANTS

          5.1. Legend.

               (a) Until (i) the New Notes, the New Warrants or the Incentive Warrants are effectively registered under the Securities Act and applicable state securities laws or (ii) the Holder of such New Notes, New Warrants or Incentive Warrants delivers to divine a written opinion of counsel to such Holder to the effect that such legend is no longer necessary under the Securities Act and applicable state securities laws, divine will cause each New Note, New Warrant and Incentive Warrant to be stamped or otherwise imprinted with a legend to substantially the following effect:

               "THIS [WARRANT/NOTE] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE, OR OTHER DISPOSITION OF THIS [WARRANT/NOTE] MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OR UNLESS THE HOLDER HEREOF SHALL HAVE DELIVERED TO DIVINE A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO DIVINE, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE FOR SUCH TRANSFER, SALE OR OTHER DISPOSITION."

               (b) Until (i) the shares of divine Class A common stock issuable upon conversion or exercise of the New Notes, the New Warrants or the Incentive Warrants are effectively registered under the Securities Act and applicable state securities laws or (ii) the Holder of the shares of divine Class A common stock issuable upon conversion or exercise of the New Notes, New Warrants or Incentive Warrants delivers to divine a written opinion of counsel to such Holder to the effect that such legend is no longer necessary under the Securities Act and applicable state securities laws, divine will cause each certificate representing the shares of divine Class A common stock issuable upon exercise or conversion of New Note, New Warrant or Incentive Warrant to be stamped or otherwise imprinted with a legend to substantially the following effect:

               "THESE SHARES OF DIVINE CLASS A COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE, OR OTHER DISPOSITION OF THESE SHARES OF DIVINE CLASS A COMMON STOCK MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OR UNLESS THE HOLDER HEREOF SHALL HAVE DELIVERED TO DIVINE A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO DIVINE,

          THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE FOR SUCH TRANSFER, SALE OR OTHER DISPOSITION."

          5.2. Cash Distributions. Prior to the repayment of the New Notes, divine shall not make any cash distributions on its capital stock without the prior written consent of Holders holding at least two-thirds (2/3rds) of the aggregate principal amount of the New Notes then outstanding.

                                   ARTICLE VI
                                   DEFINITIONS

          6.1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

               "Commission" means the United States Securities and Exchange Commission.

               "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

               "Securities Act" means the Securities Act of 1933, as amended.

          6.2. Rules of Construction. The following provisions shall be applied wherever appropriate herein:

               (a) "herein," "hereby," "hereunder," "hereof" and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

               (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

               (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

               (d) neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against either party as the principal draftsperson hereof or thereof;

               (e) all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall generally be considered citations to such statutes, regulations or provisions as in effect on the date hereof, except that when the context otherwise requires, such references shall be considered citations to such statutes, regulations or provisions as in effect from time to time, including any successor statutes, regulations or provisions directly or indirectly superseding such statutes, regulations or provisions;

               (f) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; and

               (g) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement.

                                  ARTICLE VII
                                  MISCELLANEOUS

          7.1. Legal Fees. Each of the parties to this Agreement shall bear its own legal fees and other expenses with respect to this Agreement and the transactions contemplated hereby; provided, however that divine shall reimburse the Holders for the reasonable legal fees and disbursements of Seyfarth Shaw, counsel to Zero Stage Capital VI, L.P., which will not exceed $10,000 in the aggregate.

          7.2. Consent to Amendments; Waivers. Any of the provisions of this Agreement or the New Notes may be amended or waived with the written consent of divine, RoweCom and the Holders of two-thirds (2/3) of the outstanding principal balance of the New Notes. Any of the provisions of the New Warrants may be amended or waived with the written consent of divine, RoweCom and the Holders of two-thirds (2/3) of shares of the Class A Common Stock then issuable upon exercise of the New Warrants and the Incentive Warrants.

          7.3. Representations and Warranties. All representations and warranties contained herein will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of any of the parties hereto.

          7.4. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not. If any permitted transferee of any Holder shall acquire New Warrants, Incentive Warrants, New Notes or Registrable Shares, whether by operation of law or otherwise, such securities shall be held subject to the terms of this Agreement.

          7.5. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

          7.6. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice, and shall be deemed to have been given upon delivery, if delivered personally, five
(5) days after mailing, if mailed, or one (1) business day after delivery to the courier, if delivered by overnight courier service:

If to divine, to:
          1301 North Elston
          Chicago, IL  60622
          Attention:     Jude M. Sullivan, Esq.

          If to the Holders, then to the address listed on Exhibit A or Exhibit B hereto.

          7.7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

          7.8. Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. This Agreement shall be binding on the Mandatory Participants and the Optional Participants upon the execution of this Agreement by all of the Mandatory Participants and the Optional Participants and shall only be binding, upon execution, on those Warrantholder who execute this Agreement.

          7.9. Entire Agreement. This Agreement supersedes all prior agreements between the parties hereto with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

          7.10. Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (i) consents, waivers, amendments and modifications which may hereafter be executed and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          7.11. Termination. This Agreement, and all rights and obligations hereunder shall terminate and be void and of no effect in the event the Merger Agreement is terminated at any time prior to the consummation of the Merger.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGES FOLLOW.]

          The parties hereto have executed this Exchange Agreement as of the date first set forth above.



                                      DIVINE, INC.

                                      /s/ Jude Sullivan
                                      ------------------------------------------
                                      By: Jude Sullivan
                                          --------------------------------------
                                      Its: Senior Vice President, Secretary and
                                           General Counsel
                                          --------------------------------------


                                      ROWECOM INC.

                                      /s/ Richard R. Rowe
                                      ------------------------------------------
                                      By: Richard R. Rowe
                                          --------------------------------------
                                      Its: CEO and Chairman
                                          --------------------------------------



                                      THE MANDATORY PARTICIPANTS:


                                      ZERO STAGE CAPITAL VI, L.P.

                                      By:  ZERO STAGE CAPITAL ASSOCIATES VI, LLC
                                      Its:  General Partner

                                      /s/ Stanley Fung
                                      ------------------------------------------
                                      By: Stanley Fung
                                          --------------------------------------
                                      Its: Managing Member
                                          --------------------------------------

                                      WORKING VENTURE CANADIAN FUND, INC.

                                      /s/ J. Whitaker
                                      ------------------------------------------
                                      By: Jim Whitaker
                                          --------------------------------------
                                      Its: Senior Vice President, Investments
                                          --------------------------------------

                                      /s/ Richard R. Rowe
                                      ------------------------------------------
                                      Dr. Richard R. Rowe, individually

                                      /s/ Phillipe Villers
                                      ------------------------------------------
                                      Phillipe Villers, individually

                                      THE OPTIONAL PARTICIPANTS:

                                      RAYMOND VILLERS TRUST

                                      /s/ Raymond Villers Trust
                                      ------------------------------------------
                                      By: Phillipe Villers
                                          --------------------------------------
                                      Its: Trustee
                                          --------------------------------------


                                      /s/ Arthur Bauernfeind
                                      ------------------------------------------
                                      Arthur Bauernfeind, individually


                                      /s/ Brizio Biondi
                                      ------------------------------------------
                                      Brizio Biondi, individually


                                      /s/ Antoine Hadamard
                                      ------------------------------------------
                                      Antoine Hadamard, individually


                                      /s/ Noel Villers
                                      ------------------------------------------
                                      Noel Villers, individually


                                      /s/ Katherine Villers
                                      ------------------------------------------
                                      Katherine Villers, individually


                                      /s/ Alan Kennedy
                                      ------------------------------------------
                                      Alan Kennedy, individually

                                      WARRANTHOLDERS:



                                      ------------------------------------------
                                      Robert Keegan, individually


                                      /s/ Robert Pratt
                                      ------------------------------------------
                                      Robert Pratt, individually


                                      /s/ C. Frederic Young
                                      ------------------------------------------
                                      Fred Young, individually

                                    EXHIBIT A

                                                        Number of         Number of             Number of              Number of
                                                        Shares of         Shares of              shares of            shares of
                                                         RoweCom           RoweCom             divine Class A       divine Class A
                                                       Common Stock      Common Stock           Common Stock         Common Stock
                                                        purchasable       purchasable            purchasable          purchasable
                                         Principal      under Old         under Old           under New Warrant          under
Name and address of Mandatory             Amount      Warrant (ISSUED   Warrant (ISSUED        (TO BE ISSUED          Incentive
     Participant                        of Old Note    MAY 26, 2000)   OCTOBER 24, 2000)      OCTOBER __, 2001)         Warrant
-----------------------------------------------------------------------------------------------------------------------------------
Zero Stage Capital VI, L.P.             $2,350,000        235,000          150,384                  289,038              903,846
-----------------------------------------------------------------------------------------------------------------------------------
Phillipe Villers                        $1,350,000        135,000          102,390*                 178,043*             519,231
-----------------------------------------------------------------------------------------------------------------------------------
Working Ventures Canadian Fund, Inc.    $1,000,000        100,000           63,993                  122,995              384,615
-----------------------------------------------------------------------------------------------------------------------------------
Dr. Richard Rowe                        $1,000,000        100,000           63,993                  122,995              384,615
-----------------------------------------------------------------------------------------------------------------------------------



* The parties agree that the Old Warrant issued to Phillipe Villers on October 24, 2000 entitled him to purchase 86,391 shares of RoweCom Common Stock, not 102,390 shares. Consequently, the New Warrant issued to Mr. Villers will entitle him to purchase 166,044 shares of divine Class A Common Stock, not 178,043 shares.

                                    EXHIBIT B



                                                                                                                      Number of
                                                                                                                      shares of
                                                                                                                    divine Class A
                                                                                                                     Common Stock
                                                        Number of         Number of              Number of            purchasable
                                                        Shares of         Shares of              shares of          under Incentive
                                                         RoweCom           RoweCom             divine Class A          Warrant
                                                       Common Stock      Common Stock           Common Stock          Optional
                                                        purchasable       purchasable           purchasable          Participant
                                         Principal      under Old         under Old           under New Warrant     is an Electing
Name and address of Mandatory             Amount      Warrant (ISSUED   Warrant (ISSUED        (TO BE ISSUED          Optional
     Participant                        of Old Note    MAY 26, 2000)   OCTOBER 24, 2000)      OCTOBER __, 2001)      Participant)
-----------------------------------------------------------------------------------------------------------------------------------
Arthur Bauernfeind                      $100,000         10,000             6,395                  12,296               38,462
-----------------------------------------------------------------------------------------------------------------------------------
Brizio Biondi                           $100,000         10,000             6,395                  12,296               38,462
-----------------------------------------------------------------------------------------------------------------------------------
Antoine Hadamard                         $75,000          7,500             4,799                   9,224               28,846
-----------------------------------------------------------------------------------------------------------------------------------
Noel Villers                             $65,000          6,500             4,159                   7,994               25,000
-----------------------------------------------------------------------------------------------------------------------------------
Katherine Villers                        $50,000          5,000             3,199                   6,149               19,231
-----------------------------------------------------------------------------------------------------------------------------------
Raymond Villers Trust                    $35,000          3,500             2,239                   4,304               13,462
-----------------------------------------------------------------------------------------------------------------------------------
Alan Kennedy                             $10,000          1,000               639                   1,229                3,846
-----------------------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT C



--------------------------------------------------------------------------------------------------------------------
                                                            Number of Shares of RoweCom        Number of shares of
                                                           Common Stock purchasable under     divine Class A Common
                                                                    Old Warrant              Stock purchasable under
        Name and address of Optional Participant               (ISSUED MAY 26, 2000)               New Warrant
--------------------------------------------------------------------------------------------------------------------
Robert Keegan                                                         2,000                        1,500
--------------------------------------------------------------------------------------------------------------------
Robert Pratt                                                          1,000                         750
--------------------------------------------------------------------------------------------------------------------
Fred Young                                                            1,000                         750
--------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT D

                                FORM OF NEW NOTES

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE, OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OR UNLESS THE HOLDER HEREOF SHALL HAVE DELIVERED TO DIVINE A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO DIVINE, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE FOR SUCH TRANSFER, SALE OR OTHER DISPOSITION.



                             SECURED PROMISSORY NOTE

$_________                                                    October __, 2001

     RoweCom Inc. (the "Maker"), a Delaware corporation, hereby promises to pay to the order of _______________ (including any subsequent holder of this Note, the "Payee"), on the Maturity Date (as hereinafter defined) (subject to acceleration as provided below), the principal amount of ____________ dollars ($_____________), with simple interest on the unpaid principal amount from time
o time outstanding hereunder at an annual rate equal to six per cent (6%), calculated on the basis of the actual number of days elapsed and a 365-day year. If the Holder is unable to collect the proceeds of the LOC (as hereinafter defined) at any time after an Event of Default (as hereinafter defined) has occurred, the outstanding principal amount of this Note shall bear interest from and after the occurrence of the Event of Default at a rate of eight percent (8%). For purposes of this Note, (x) "Maturity Date" means the earlier of (a) December 31, 2002, and (b) the date on which a Liquidity Event is consummated, and (y) "Liquidity Event" means (1) a liquidation, dissolution or winding up of the Maker or divine, inc., a Delaware corporation ("divine"), whether voluntary or not, (2) the sale, lease, license, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Maker or divine, or
(3) the acquisition of the Maker or divine by another entity by means of consolidation, corporate reorganization, merger or other transaction or series of related transactions, in which more than 50% of the outstanding voting power of the Maker or divine is acquired by such entity, other than the acquisition of the Maker by divine.

     This Note is one of a series of Notes, in similar form and an aggregate principal amount of $ _________, issued by the Maker on the date hereof (collectively, the "Bridge Notes") in exchange for certain promissory notes of the Maker dated May 26, 2000. All partial payments in respect of the Bridge Notes will be made pro rata in proportion to the relative outstanding principal amounts thereof.

     EVENTS OF DEFAULT. At the Payee's option, the entire outstanding principal amount of this Note and all accrued interest thereon immediately will become due and payable upon written notice of acceleration given to the Maker by the registered holders of at least two-thirds (2/3) of the aggregate principal amount of the Bridge Notes then outstanding following the occurrence of and during the continuance of any Event of

Default. For purposes of this Note, "Event of Default" means (i) failure of the Maker to pay any amount of principal or interest under this Note when and as due, including but not limited to any payments required as a result of a Liquidity Event; (ii) appointment of a receiver for the Maker or its assets;
(iii) assignment by the Maker for the benefit of its creditors; (iv) institution by or against the Maker of any proceedings under bankruptcy, insolvency, or similar laws, which, in the case of any such proceeding not instituted by the Maker, are not dismissed within 90 days; (v) the Maker or divine becoming insolvent or generally unable to pay its debts as they become due, (vi) acceleration prior to maturity of any indebtedness under any credit facility of the Maker or divine or failure of the Maker or divine to pay any indebtedness in an aggregate amount in excess of $500,000 when due; (vii) the suspension or discontinuance of the business or operations of the Maker; (viii) failure to pay the outstanding principal and interest due under the Bridge Notes at least 30 days prior to the expiration or the LOC (as hereinafter defined), provided that the failure to make a payment of the outstanding principal and interest at least 30 days prior to the expiration of the LOC shall not constitute an event of default pursuant to this subparagraph (viii) if such LOC is being replaced upon expiration by another letter of credit (A) issued either by LaSalle National Bank, N.A., or another financial institution with comparable financial resources reasonably acceptable to the Holders) and (B) expiring no earlier than January 31, 2003 or (ix) divine's cash (determined in accordance with U.S. generally accepted accounting principles) as presented in the consolidated financial statements of divine and its subsidiaries included in any Form 10-K or 10-Q filed by divine after the date hereof or otherwise publicly disclosed by divine after the date hereof is less than $80,000,000.

     PREPAYMENT. The Maker will have the right to prepay the unpaid principal amount of this Note in full at any time, or in part from time to time, with the prior written consent of the registered holders of at least two-thirds (2/3) of the aggregate principal amount of the Bridge Notes than outstanding. In connection with any such prepayment, such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the principal amount being prepaid.

     SECURITY. This Note is secured by an irrevocable letter of credit issued by LaSalle National Bank, N.A. (the "LOC") and the Payee is entitled to all of the benefits of that irrevocable letter of credit.

     SUBORDINATION. This Note is subordinated in right of payment to any indebtedness of the Maker to any bank, institutional lender unaffiliated with the Maker and those certain lenders under the Note Purchase Agreement, dated January 31, 2001 among the Maker and the signatories thereto (whether such indebtedness is now outstanding or hereafter incurred); provided, however that the Payee's right to receive proceeds from the LOC shall not be subject to such subordination. The Payee, by acceptance of this Note, agrees that upon the Maker's request to subordinate this Note to any such indebtedness that the Payee will execute and deliver a subordination agreement reasonably acceptable to each such bank or financial institution.

     CONVERSION. Subject to the requirements of this Section, at any time or from time to time after the thirtieth (30) day following the consummation of the Merger (as defined in that certain Exchange Agreement, dated October __, 2001 among divine, the Maker, the Payee and certain other signatories thereto), the Payee shall be entitled to convert, by delivering the Note to divine, duly endorsed or assigned in blank, accompanied by written notice of such conversion to divine

(the "Conversion Notice"), any or all of the principal amount then outstanding under this Note plus any accrued but unpaid interest thereon into a number of shares of Class A Common Stock of divine, par value $0.001 per share ("Parent Common Stock"), determined by dividing the sum of the principal amount of this Note and accrued but unpaid interest thereon being converted into shares of Parent Common Stock by the Conversion Price as of the date on which the Conversion Notice is given. The "Conversion Price" means $0.52 (such amount to be appropriately and proportionately adjusted to reflect any subdivision of the Parent Common Stock, whether by stock split, stock dividend or otherwise (a "Subdivision"), or any combination of the Parent Common Stock, whether by reverse stock split or otherwise (a "Combination"), with a record date occurring after the date hereof and prior to such conversion. The Conversion Notice shall state the principal amount of this Note and accrued interest thereon to be converted pursuant to this Section, which amount, if less than the total principal amount and accrued interest then outstanding under this Note, shall be at least $50,000. The conversion pursuant to such Conversion Notice shall occur on the date on which such Conversion Notice is given to divine (the "Conversion Date").

     If a Conversion Notice is given with respect to less than the total principal and accrued interest outstanding under this Note, the Maker shall issue to the Payee a new Note in the principal amount outstanding after such conversion and otherwise in a form identical to this Note; provided, however, in the event the principal amount of such new Note is less than $50,000, divine may, at its option, add such amount to the amount of principal specified for conversion in the Conversion Notice in lieu of the Maker issuing such new Note.

     In the event of any conversion of this Note pursuant to this Section, such conversion shall be deemed to have been made on the Conversion Date (whether or not this Note has been surrendered to divine as provided herein); and after such Conversion Date, the Payee shall be entitled to receive the shares of Parent Common Stock issuable upon such conversion and shall be treated for all purpose as the record holder of such shares. Interest shall cease to accrue on the Conversion Date for any principal amount with respect to which a Conversion Notice has been given and unless converted such interest shall be paid on the Maturity Date.

     As promptly as practicable after a Conversion Date (but in any event no later than five trading days after delivery of the applicable Conversion Notice), divine will issue and deliver to the Payee a certificate or certificates for the number of shares of Parent Common Stock issuable upon conversion pursuant to this Section. divine may pay cash in lieu of the issuance of a fractional share, based on the applicable Conversion Price.

     divine shall at all times reserve and keep available out of its authorized but unissued shares of Parent Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Parent Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

     In the case of any consolidation or merger of divine with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Parent Common Stock or other equity securities of divine (except a Subdivision or Combination), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Note shall thereafter have the right to receive upon conversion of this Note in lieu of or in addition to the shares of Parent Common Stock, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Parent Common Stock equal to the number of shares of Parent Common Stock immediately theretofore so issuable upon such conversion hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Note to the end that the provisions hereof shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of this Note.

         EXPENSES. In case any payment herein provided for shall not be paid when due, the Maker promises to pay all costs of collection or enforcement of this Note, including, without limitation, court costs and all reasonable attorney's fees and expenses incurred or paid by the Payee in enforcing the obligations of the Maker, provided, however, that Maker shall have no obligations under this provision unless the issuer of the LOC described under "Security" shall have failed to tender funds to the Payee or its agent upon a request for payment complying with the terms of the LOC.

         AMENDMENT. The terms of this Note may be amended by written agreement of the Maker and the registered holders of at least two-thirds (2/3) of the aggregate principal amount of the Bridge Notes then outstanding, provided, that any such amendment will affect all Bridge Notes in the same manner.

     Executed and delivered as an instrument under seal governed by the internal, substantive laws of the Commonwealth of Massachusetts (without reference to principles of conflicts or choice of law) as of the date first above written.

                                      ROWECOM INC.

                                      By
                                          ----------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT E

                              FORM OF NEW WARRANTS

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE, OR OTHER DISPOSITION OF THIS WARRANT MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OR UNLESS THE HOLDER HEREOF SHALL HAVE DELIVERED TO DIVINE A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO DIVINE, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE FOR SUCH TRANSFER, SALE OR OTHER DISPOSITION.

                             STOCK PURCHASE WARRANT

NO. ____________                                                OCTOBER __, 2001

     divine, inc. (the "Company"), a Delaware corporation, hereby certifies that subject to the terms and conditions set forth herein, ____________. is entitled, at any time and from time to time before 5:00 P.M. (Boston time) on October 24, 2010 (the "Expiration Date") to purchase from the Company up to _______ fully paid and non-assessable shares of the Company's Class A Common Stock, par value $0.001 per share ("Common Stock"), for a purchase price of $0.52 per share (such purchase price, subject to adjustment as provided herein, the "Exercise Price").

     1. EXERCISE OF WARRANT.

          (a) MECHANICS OF EXERCISE. This Warrant may be exercised by the registered holder hereof by surrender to the Company of this Warrant, with the attached form of subscription agreement duly executed by such holder, accompanied by payment, by check payable to the order of the Company or by wire transfer to its account, in an amount equal to the product of (i) the number of shares of Common Stock for which this Warrant is then being exercised (such shares, the "Exercise Shares") multiplied by (ii) the Exercise Price.

     Alternatively, the registered holder hereof at such holder's option may exercise this Warrant without further payment by surrendering such holder's rights to receive a portion of the Exercise Shares having a fair market value (determined by reference to the closing sale price of a share of Common Stock on the trading day immediately preceding the date of exercise, as reported by NASDAQ) in excess of the Exercise Price of such Exercise Shares equal to the aggregate Exercise Price for all of the Exercise Shares, and shall receive upon such exercise the excess of (i) the number of Exercise Shares to which such holder would otherwise be entitled upon such exercise, minus (ii) the number of Exercise Shares so surrendered.

          (b) WARRANT AGENT. In the event that a bank or trust company is appointed as trustee for the holder of this Warrant pursuant to Section 3(b) hereof, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 8 hereof and shall accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, upon exercise of this Warrant.

          (c) EXPIRATION. This Warrant and the holder's rights hereunder shall expire as of 5:00 P.M. (Boston time), on the Expiration Date.

     2. DELIVERY OF STOCK CERTIFICATES; FRACTIONAL SHARES.

          (a) DELIVERY OF STOCK CERTIFICATES. As soon as is practicable after any exercise of this Warrant, the Company, at its own expense, shall deliver to the registered holder hereof a stock certificate representing the shares of Common Stock, other securities, cash, and/or property to which such holder is entitled in respect of such exercise. In the case of any partial exercise hereof, the Company will also deliver to such holder a similar form of warrant covering the shares of Common Stock, other securities, cash, and/or property constituting the difference, if any, between (i) the respective quantities, of shares of Common Stock, other securities, cash, and/or property for which this Warrant was exercisable immediately before such partial exercise, minus (ii) the respective quantities of shares of Common Stock, other securities, cash, and/or property delivered to such holder by reason of such partial exercise.

          (b) FRACTIONAL SHARES. In the event that any exercise of this Warrant would, but for the provisions of this Section 2(b), result in the issuance of any fractional share of Common Stock, then in lieu of such fractional share the registered holder hereof shall be entitled to cash equal to the fair market value of such fractional share, as determined in good faith by the Company's Board of Directors.

     3. ADJUSTMENT FOR REORGANIZATIONS, CONSOLIDATIONS, MERGERS, ETC.

          (a) CERTAIN ADJUSTMENTS. In case at any time or from time to time prior to the exercise of this Warrant, the Company shall (i) effect a capital reorganization, reclassification, or recapitalization, (ii) consolidate with or merge with or into any other person or entity, or (iii) transfer all or substantially all of its properties or assets to any other person or entity under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the registered holder of this Warrant, upon exercise hereof at any time after or simultaneously with the consummation of such reorganization, recapitalization, consolidation, or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the shares of Common Stock issuable upon such exercise before such consummation or effective date, the stock, other securities, cash, and/or property to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided herein.

          (b) APPOINTMENT OF TRUSTEE FOR WARRANT HOLDERS UPON DISSOLUTION. In the event of any dissolution of the Company, the Company, prior to such dissolution, shall, at its expense, deliver or cause to be delivered the stock, other securities, property, and/or cash receivable by the registered holder of this Warrant after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company, as trustee for the registered holder of this Warrant.

          (c) CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger, or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the stock, other securities, cash, and/or property receivable on the exercise of this Warrant after or simultaneously with the consummation of such reorganization, consolidation, or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person or entity acquiring all or substantially all of the properties or assets of the Company, whether or not such person or entity shall have expressly assumed the terms of this Warrant as provided in Section 5 hereof.

     4. ADJUSTMENTS FOR STOCK SPLITS, ETC. If at any time or from time to time there shall occur any stock split, stock dividend, reverse stock split, or other combination or subdivision of the Common Stock (a "Stock Event"), then the number of shares of Common Stock issuable upon exercise hereof shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder immediately after such Stock Event to the total number of shares of Common Stock of the Company outstanding immediately after such Stock Event is equal to the proportion of the number of shares of Common Stock issuable hereunder immediately before such Stock Event to the total number of shares of Common Stock of the Company outstanding immediately before such Stock Event. The Exercise Price shall be proportionately decreased or increased upon the occurrence of any Stock Event.

     5. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company
(i) shall not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise,
(ii) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon exercise of this Warrant from time to time, and (iii) shall not transfer all or substantially all of its properties and assets to any other person or entity or consolidate into or merge with or into any other person or entity (if the Company is not the surviving entity), unless such other person or entity shall expressly agree in writing (naming the registered holder hereof, as such, as an intended third-party beneficiary) to assume and be bound by all the terms of this Warrant applicable to the Company.

     6. NOTICES OF RECORD DATE, ETC. In the event from time to time of any proposed or contemplated:

          (a) (taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

          (b) capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or any consolidation or merger of the Company with or into, any other person or entity; or

          (c) voluntary or involuntary dissolution, liquidation, or winding-up of the Company:

then, and in each such event, the Company shall mail or cause to be mailed to the registered holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right, or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the stock, other securities, cash, and/or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up. Such notice shall be mailed at least thirty days prior to the earliest date specified in such notice on which any such action or transaction is to be taken or consummated.

     7. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company at all times and from time to time shall reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, a number of shares of Common Stock equal to the aggregate number of shares of Common Stock from time to time issuable upon exercise of this Warrant. If at any time the Company does not have sufficient authorized shares to comply with the foregoing sentence, the Company promptly shall take all steps necessary to amend its Certificate of Incorporation to provide a reserved number of shares of Common Stock sufficient to effect the exercise in full of this Warrant.

     8. WARRANT AGENT. The Company may, by written notice to the registered holder of this Warrant, appoint an agent for the purpose of issuing Common Stock upon exercise of this Warrant, exchanging or replacing this Warrant, or any of the foregoing, and thereafter any such, issuance, exchange, or replacement, as the case may be, shall be made at such office by such agent.

     9. CAPTIONS. The captions of sections or subsections of this Warrant are for reference only and shall not affect the interpretation or construction of this Warrant.

     10. EQUITABLE RELIEF. The Company hereby acknowledges that any breach by it of its obligations under this Warrant would cause substantial and irreparable damage to the registered holder hereof, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that, in addition to any other rights and remedies to which the registered holder hereof may be entitled in respect of any breach of such obligations, such holder shall be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

     11. WAIVERS. No waiver of any breach or default hereunder shall be valid unless in a writing signed by the registered holder hereof. No failure or other delay by the registered holder hereof exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     12. GOVERNING LAW. This Warrant shall be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law).

     13. AMENDMENT. Any of the provisions of this Warrant may be amended or waived with the written consent of divine, RoweCom Inc. and the Holders of two-thirds (2/3) of the share of Class A Common Stock then issuable upon exercise of the New Warrants (as defined in that certain Exchange Agreement, dated October __, 2001 (the "Exchange Agreement"), among divine, RoweCom, Inc. and the other signatories thereto) and the Incentive Warrants (as defined in the Exchange Agreement) issued pursuant to the Exchange Agreement.

     IN WITNESS WHEREOF, the Company has executed and delivered this Warrant as of the date first above written.


                                         divine, inc.

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                              FORM OF SUBSCRIPTION

(To be signed only on exercise of Stock Purchase Warrant)



TO:  divine, inc.

     The undersigned, the Holder of the enclosed Stock Purchase Warrant, hereby irrevocably elects to exercise such Warrant for, and to purchase thereunder ______________ shares of the Common Stock of divine, inc. and herewith makes payment of $________________ therefor(1) and requests that the certificates for such shares be issued in the name of, and delivered to _______________________, whose address is .





Dated
     ----------------------------------    -------------------------------------
                                           (Signature must conform in all
                                           respects to name of Holder as
                                           specified on the face of the Warrant)



                                           -------------------------------------
                                                        (Address)





-------------------
(1) Appropriate changes to be made in the case of a "cashless" exercise of the Warrant pursuant to Section I(a) hereof

                               FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)



     For value received, the undersigned hereby sells, assigns, and transfers to ______________________________ (the "Assignee") the rights represented by the enclosed Stock Purchase Warrant of divine, inc., a Delaware corporation (the "Company"), and appoints _______________________ as the undersigned's attorney to transfer such rights on the books of the Company, with full power of substitution in the premises.





Dated
     ----------------------------------    -------------------------------------
                                           (Signature must conform in all
                                           respects to name of Holder as
                                           specified on the face of the Warrant)


                                           -------------------------------------
                                                         (Address)

                                    EXHIBIT F

                           FORM OF INCENTIVE WARRANTS

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE, OR OTHER DISPOSITION OF THIS WARRANT MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OR UNLESS THE HOLDER HEREOF SHALL HAVE DELIVERED TO DIVINE A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO DIVINE, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE FOR SUCH TRANSFER, SALE OR OTHER DISPOSITION.

                             STOCK PURCHASE WARRANT

NO. ____________                                                OCTOBER __, 2001

     divine, inc. (the "Company"), a Delaware corporation, hereby certifies that subject to the terms and conditions set forth herein, _______________ is entitled, at any time and from time to time before 5:00 P.M. (Boston time) on October ____, 2011 (the "Expiration Date") to purchase from the Company up to _________ fully paid and non-assessable shares of the Company's Class A Common Stock, par value $0.001 per share ("Common Stock"), for a purchase price of $0.52 per share (such purchase price, subject to adjustment as provided herein, the "Exercise Price").

     1. EXERCISE OF WARRANT.

          (a) MECHANICS OF EXERCISE. This Warrant may be exercised by the registered holder hereof by surrender to the Company of this Warrant, with the attached form of subscription agreement duly executed by such holder, accompanied by payment, by check payable to the order of the Company or by wire transfer to its account, in an amount equal to the product of (i) the number of shares of Common Stock for which this Warrant is then being exercised (such shares, the "Exercise Shares") multiplied by (ii) the Exercise Price.

     Alternatively, the registered holder hereof at such holder's option may exercise this Warrant without further payment by surrendering such holder's rights to receive a portion of the Exercise Shares having a fair market value (determined by reference to the closing sale price of a share of Common Stock on the trading day immediately preceding the date of exercise, as reported by NASDAQ) in excess of the Exercise Price of such Exercise Shares equal to the aggregate Exercise Price for all of the Exercise Shares, and shall receive upon such exercise the excess of (i) the number of Exercise Shares to which such holder would otherwise be entitled upon such exercise, minus (ii) the number of Exercise Shares so surrendered.

          (b) WARRANT AGENT. In the event that a bank or trust company is appointed as trustee for the holder of this Warrant pursuant to Section 3(b) hereof, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 8 hereof and shall accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, upon exercise of this Warrant.

          (c) EXPIRATION. This Warrant and the holder's rights hereunder shall expire as of 5:00 P.M. (Boston time), on the Expiration Date.

     2. DELIVERY OF STOCK CERTIFICATES; FRACTIONAL SHARES.

          (a) DELIVERY OF STOCK CERTIFICATES. As soon as is practicable after any exercise of this Warrant, the Company, at its own expense, shall deliver to the registered holder hereof a stock certificate representing the shares of Common Stock, other securities, cash, and/or property to which such holder is entitled in respect of such exercise. In the case of any partial exercise hereof, the Company will also deliver to such holder a similar form of warrant covering the shares of Common Stock, other securities, cash, and/or property constituting the difference, if any, between (i) the respective quantities, of shares of Common Stock, other securities, cash, and/or property for which this Warrant was exercisable immediately before such partial exercise, minus (ii) the respective quantities of shares of Common Stock, other securities, cash, and/or property delivered to such holder by reason of such partial exercise.

          (b) FRACTIONAL SHARES. In the event that any exercise of this Warrant would, but for the provisions of this Section 2(b), result in the issuance of any fractional share of Common Stock, then in lieu of such fractional share the registered holder hereof shall be entitled to cash equal to the fair market value of such fractional share, as determined in good faith by the Company's Board of Directors.

     3. ADJUSTMENT FOR REORGANIZATIONS, CONSOLIDATIONS, MERGERS, ETC.

          (a) CERTAIN ADJUSTMENTS. In case at any time or from time to time prior to the exercise of this Warrant, the Company shall (i) effect a capital reorganization, reclassification, or recapitalization, (ii) consolidate with or merge with or into any other person or entity, or (iii) transfer all or substantially all of its properties or assets to any other person or entity under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the registered holder of this Warrant, upon exercise hereof at any time after or simultaneously with the consummation of such reorganization, recapitalization, consolidation, or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the shares of Common Stock issuable upon such exercise before such consummation or effective date, the stock, other securities, cash, and/or property to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided herein.

          (b) APPOINTMENT OF TRUSTEE FOR WARRANT HOLDERS UPON DISSOLUTION. In the event of any dissolution of the Company, the Company, prior to such dissolution, shall, at its expense, deliver or cause to be delivered the stock, other securities, property, and/or cash receivable by the registered holder of this Warrant after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company, as trustee for the registered holder of this Warrant.

          (c) CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger, or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the stock, other securities, cash, and/or property receivable on the exercise of this Warrant after or simultaneously with the consummation of such reorganization, consolidation, or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person or entity acquiring all or substantially all of the properties or assets of the Company, whether or not such person or entity shall have expressly assumed the terms of this Warrant as provided in Section 5 hereof.

     4. ADJUSTMENTS FOR STOCK SPLITS, ETC. If at any time or from time to time there shall occur any stock split, stock dividend, reverse stock split, or other combination or subdivision of the Common Stock (a "Stock Event"), then the number of shares of Common Stock issuable upon exercise hereof shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder immediately after such Stock Event to the total number of shares of Common Stock of the Company outstanding immediately after such Stock Event is equal to the proportion of the number of shares of Common Stock issuable hereunder immediately before such Stock Event to the total number of shares of Common Stock of the Company outstanding immediately before such Stock Event. The Exercise Price shall be proportionately decreased or increased upon the occurrence of any Stock Event.

     5. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company
(i) shall not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise,
(ii) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon exercise of this Warrant from time to time, and (iii) shall not transfer all or substantially all of its properties and assets to any other person or entity or consolidate into or merge with or into any other person or entity (if the Company is not the surviving entity), unless such other person or entity shall expressly agree in writing (naming the registered holder hereof, as such, as an intended third-party beneficiary) to assume and be bound by all the terms of this Warrant applicable to the Company.

     6. NOTICES OF RECORD DATE, ETC. In the event from time to time of any proposed or contemplated:

          (a) taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

          (b) capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or any consolidation or merger of the Company with or into, any other person or entity; or

          (c) voluntary or involuntary dissolution, liquidation, or winding-up of the Company:

then, and in each such event, the Company shall mail or cause to be mailed to the registered holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right, or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the stock, other securities, cash, and/or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up. Such notice shall be mailed at least thirty days prior to the earliest date specified in such notice on which any such action or transaction is to be taken or consummated.

     7. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company at all times and from time to time shall reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, a number of shares of Common Stock equal to the aggregate number of shares of Common Stock from time to time issuable upon exercise of this Warrant. If at any time the Company does not have sufficient authorized shares to comply with the foregoing sentence, the Company promptly shall take all steps necessary to amend its Certificate of Incorporation to provide a reserved number of shares of Common Stock sufficient to effect the exercise in full of this Warrant.

     8. WARRANT AGENT. The Company may, by written notice to the registered holder of this Warrant, appoint an agent for the purpose of issuing Common Stock upon exercise of this Warrant, exchanging or replacing this Warrant, or any of the foregoing, and thereafter any such, issuance, exchange, or replacement, as the case may be, shall be made at such office by such agent.

     9. CAPTIONS. The captions of sections or subsections of this Warrant are for reference only and shall not affect the interpretation or construction of this Warrant.

     10. EQUITABLE RELIEF. The Company hereby acknowledges that any breach by it of its obligations under this Warrant would cause substantial and irreparable damage to the registered holder hereof, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that, in addition to any other rights and remedies to which the registered holder hereof may be entitled in respect of any breach of such obligations, such holder shall be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

     11. WAIVERS. No waiver of any breach or default hereunder shall be valid unless in a writing signed by the registered holder hereof. No failure or other delay by the registered holder hereof exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     12. GOVERNING LAW. This Warrant shall be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law).

     13. AMENDMENT. Any of the provisions of this Warrant may be amended or waived with the written consent of divine, RoweCom Inc. and the Holders of two-thirds (2/3) of the shares of Class A Common Stock then issuable upon exercise of the New Warrants (as defined in that certain Exchange Agreement, dated October __, 2001 (the "Exchange Agreement"), among divine, RoweCom, Inc. and the other signatories thereto) and the Incentive Warrants (as defined in the Exchange Agreement) issued pursuant to the Exchange Agreement.

     IN WITNESS WHEREOF, the Company has executed and delivered this Warrant as of the date first above written.

                                           divine, inc.

                                           By
                                              ----------------------------------
                                              Name:
                                              Title:

                              FORM OF SUBSCRIPTION

(To be signed only on exercise of Stock Purchase Warrant)



TO:  divine, inc.

     The undersigned, the Holder of the enclosed Stock Purchase Warrant, hereby irrevocably elects to exercise such Warrant for, and to purchase thereunder ______________ shares of the Common Stock of divine, inc. and herewith makes payment of $________________ therefor(2) and requests that the certificates for such shares be issued in the name of, and delivered to _______________________, whose address is .





Dated
     ----------------------------------    -------------------------------------
                                           (Signature must conform in all
                                           respects to name of Holder as
                                           specified on the face of the Warrant)




                                           -------------------------------------
                                                         (Address)






-------------------
(2) Appropriate changes to be made in the case of a "cashless" exercise of the Warrant pursuant to Section I(a) hereof

                               FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)



     For value received, the undersigned hereby sells, assigns, and transfers to ______________________________ (the "Assignee") the rights represented by the enclosed Stock Purchase Warrant of divine, inc., a Delaware corporation (the "Company"), and appoints _______________________ as the undersigned's attorney to transfer such rights on the books of the Company, with full power of substitution in the premises.





Dated
     ----------------------------------    -------------------------------------
                                           (Signature must conform in all
                                           respects to name of Holder as
                                           specified on the face of the Warrant)


                                           -------------------------------------
                                                          (Address)

                                    EXHIBIT G

                            FORM OF LETTER OF CREDIT

200 WEST MONROE STREET
CHICAGO, IL  60606
PHONE:
       ---------------------------------
FAX:
      ----------------------------------

DATE:  NOVEMBER __,  2001
EXPIRATION DATE:  JANUARY 31, 2003
LETTER OF CREDIT NO.
                     -------------------
AMOUNT: U.S. $6,135,000 (SIX MILLION ONE HUNDRED THIRTY-FIVE THOUSAND AND NO/100 U.S. DOLLARS)



Beneficiary:
Zero Stage Capital, as Agent
101 Main Street, 17th Floor, Kendall Square
Cambridge, MA  02142

LADIES/GENTLEMEN:

AT THE REQUEST AND ON THE INSTRUCTIONS OF OUR CUSTOMER, DIVINE, INC., THE UNDERSIGNED, LASALLE BANK, N.A. (THE "ISSUER"), HEREBY ESTABLISHES IN YOUR FAVOR THIS IRREVOCABLE LETTER OF CREDIT.

A DRAWING MAY BE MADE BY YOU HEREUNDER ONLY IN THE FOLLOWING CIRCUMSTANCES. SUBJECT TO THE OTHER PROVISIONS OF THIS LETTER OF CREDIT, YOU ARE HEREBY IRREVOCABLY AUTHORIZED TO MAKE ONE DRAWING HEREUNDER (ON ONE OCCASION ONLY) BY PRESENTATION TO THE ISSUER AT ITS ABOVE ADDRESS OF (i) A DULY COMPLETED SIGNED CERTIFICATE IN THE FORM OF EXHIBIT A ATTACHED HERETO, (ii) THIS ORIGINAL LETTER OF CREDIT AND ANY SUBSEQUENT AMENDMENTS, AND (iii) THE SECURED PROMISSORY NOTES OF ROWECOM INC. DATED NOVEMBER __, 2001 ISSUED IN CONNECTION WITH THAT CERTAIN EXCHANGE AGREEMENT DATED NOVEMBER __, 2001 AMONG DIVINE, INC., ROWECOM INC. AND THE OTHER SIGNATORIES THERETO (THE "SECURED NOTES"). (i, ii, AND iii TOGETHER, THE "DRAWING DOCUMENTS").

PRESENTATION OF SUCH DRAWING DOCUMENTS MUST BE MADE ON A BUSINESS DAY (AS HEREINAFTER DEFINED) DURING OUR NORMAL BUSINESS HOURS ON OR BEFORE THE EXPIRATION DATE (AS HEREINAFTER DEFINED) AT OUR OFFICE LOCATED AT LASALLE BANK N.A., 200 WEST MONROE STREET, CHICAGO, ILLINOIS 60606, ATTENTION: GLOBAL TRADE & ADVISORY SUPPORT, OR AT ANY PRINCIPAL OFFICE IN, WHICH MAY BE DESIGNATED BY US IN A WRITTEN NOTICE DELIVERED TO YOU. AS USED HEREIN, THE TERM "BUSINESS DAY" MEANS A DAY OTHER THAN A SATURDAY OR SUNDAY ON WHICH BANKS ARE OPEN FOR BUSINESS IN CHICAGO, ILLINOIS.

IF A DRAWING IS MADE BY YOU HEREUNDER AT OR PRIOR TO 11:00 A.M., CHICAGO TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAWING AND DRAWING DOCUMENTS PRESENTED IN CONNECTION THEREWITH CONFORM TO THE TERMS AND CONDITIONS HEREOF, PAYMENT SHALL BE MADE TO YOU, OR TO YOUR DESIGNEE OR DESIGNEES, OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, ON THE NEXT BUSINESS DAY. IF A DRAWING IS MADE BY YOU HEREUNDER AFTER 11:00 A.M., CHICAGO TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAWING AND DRAWING DOCUMENTS PRESENTED IN CONNECTION THEREWITH CONFORM TO THE TERMS AND CONDITIONS THEREOF, PAYMENT SHALL BE MADE TO YOU, , OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, ON THE SECOND SUCCEEDING BUSINESS DAY.

IF A DRAWING MADE BY YOU HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE SHALL GIVE YOU PROMPT WRITTEN NOTICE THAT THE PURPORTED DRAWING WAS NOT IN ACCORDANCE WITH THE TERMS AND

CONDITIONS OF THIS LETTER OF CREDIT, STATING THE SPECIFIC REASONS THEREFOR, AND THAT WE ARE HOLDING ALL DOCUMENTS SUBMITTED AT YOUR DISPOSAL. UPON BEING NOTIFIED THAT THE PURPORTED DRAWING WAS NOT IN ACCORDANCE WITH THIS LETTER OF CREDIT, YOU MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DRAWING IF, AND TO THE EXTENT THAT, YOU ARE ENTITLED (WITHOUT REGARD TO THE PROVISIONS OF THIS SENTENCE) AND ABLE TO DO SO ON OR BEFORE THE EXPIRATION DATE.

THIS LETTER OF CREDIT SHALL EXPIRE AT THE ISSUER'S CLOSE OF BUSINESS AT ITS AFORESAID ADDRESS IN CHICAGO, ILLINOIS, OR SUBSTITUTE PRINCIPAL OFFICE, ON THE EARLIER OF THE FOLLOWING DATES (THE "EXPIRATION DATE") (A) JANUARY 31, 2003 OR
(B) THE DATE ON WHICH THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURED NOTES AND ALL ACCRUED AND UNPAID INTEREST THEREON ARE PAID IN FULL AS INDICATED TO US BY THE AGENT (BUT IN NO EVENT AFTER JANUARY 31, 2003). IF THE ISSUER IS NOT THEN IN DEFAULT HEREUNDER BY REASON OF ITS HAVING WRONGFULLY FAILED TO HONOR A DEMAND FOR PAYMENT HEREUNDER, THIS LETTER OF CREDIT SHALL BE PROMPTLY SURRENDERED BY YOU TO THE ISSUER UPON THE EXPIRATION OF THIS LETTER OF CREDIT PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND OUR UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN EXCEPT THE UNIFORM CUSTOMS (AS HEREINAFTER DEFINED) AND EXHIBIT A, ATTACHED HERETO AND ANY SUCH REFERENCE SHALL BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT (EXCEPT FOR THE UNIFORM CUSTOMS (AS HEREINAFTER DEFINED) AND EXHIBIT A ATTACHED HERETO).

ALL DOCUMENTS PRESENTED TO THE ISSUER IN CONNECTION WITH ANY DEMAND FOR PAYMENT HEREUNDER, AS WELL AS ALL NOTICES AND OTHER COMMUNICATIONS TO THE ISSUER IN RESPECT OF THIS LETTER OF CREDIT, SHALL BE IN WRITING AND ADDRESSED AND PRESENTED TO THE ISSUER AT ITS ABOVE ADDRESS OR SUBSTITUTE PRINCIPAL OFFICE AND SHALL MAKE SPECIFIC REFERENCE TO THIS LETTER OF CREDIT BY NUMBER. SUCH DOCUMENTS, NOTICES AND OTHER COMMUNICATIONS SHALL BE PERSONALLY DELIVERED TO THE ISSUER.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ACCORDANCE WITH INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500. ANY TRANSFER REQUEST MUST BE EFFECTED BY PRESENTING TO US THE COMPLETED TRANSFER FORM IN THE FORM OF EXHIBIT B ATTACHED HERETO ALONG WITH THE ORIGINAL LETTER OF CREDIT AND ANY SUBSEQUENT AMENDMENTS. IF THE TRANSFER IS NOT EFFECTED FOR ANY REASON, ISSUER SHALL IMMEDIATELY RETURN THE TRANSFER FORM AND THE ORIGINAL LETTER OF CREDIT ALONG WITH A WRITTEN NOTICE STATING THE SPECIFIC REASONS FOR THE TRANSFER DENIAL.

PAYMENT OF OUR TRANSFER COMMISSION OF 0.25%, MINIMUM USD 200.00, IN THE FORM OF A CERTIFIED CHECK OR WIRE TRANSFER IS DUE AT THE TIME THE TRANSFER IS ISSUED. IF THE TRANSFER IS BEING ADVISED BY MEANS OF TELECOMMUNICATION, PLEASE INCLUDE AN ADDITIONAL USD 55.00 TO COVER THE COSTS.

IN ORDER FOR US TO COMPLY WITH THE UNITED STATES TREASURY AND THE UNITED STATES DEPARTMENT OF COMMERCE, OFFICE OF FOREIGN ASSETS CONTROL REGULATIONS, ANY TRANSFER UNDER THIS CREDIT WILL ONLY BE EFFECTED AFTER VERIFICATION THAT THE TRANSFEREE DOES NOT APPEAR ON THE LIST OF BLOCKED AND/OR DESIGNATED NATIONALS.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (COLLECTIVELY THE "UNIFORM CUSTOMS"). THIS LETTER OF CREDIT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF ILLINOIS AND SHALL, AS TO MATTER NOT GOVERNED BY THE UNIFORM CUSTOMS, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES TO CONFLICTS OF LAW.

          LASALLE BANK, N.A.



          -------------------------------------------------------
                        AUTHORIZED SIGNATURE


          BY:
          TITLE:

                                    EXHIBIT A

                       TO LETTER OF CREDIT NO. ___________
                                    ISSUED BY
                           LASALLE NATIONAL BANK, N.A.


                             CERTIFICATE OF DRAWING


TO:

LASALLE BANK, N.A.

ATTN:
       -----------------------------

------------------------------------

------------------------------------

CHICAGO, IL  __________

GENTLEMEN:

THE UNDERSIGNED, DULY AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY (THE "AGENT") UNDER YOUR LETTER OF CREDIT NO. ____________ (THE "LETTER OF CREDIT") HEREBY REFERS TO YOUR LETTER OF CREDIT AND CERTIFIES TO YOU THAT:

1. THE AGENT IS (i) THE AGENT OF THE PAYEES UNDER THOSE CERTAIN SECURED PROMISSORY NOTES OF ROWECOM INC., A DELAWARE CORPORATION (THE "MAKER"), IN THE AGGREGATE PRINCIPAL AMOUNT OF $____________ ISSUED IN CONNECTION WITH THAT CERTAIN EXCHANGE AGREEMENT, DATED NOVEMBER __, 2001 AMONG DIVINE, INC. THE MAKER AND THE OTHER SIGNATORIES THERETO (THE "SECURE NOTES") AND (ii) THE AGENT UNDER YOUR LETTER OF CREDIT.

2. THE AGENT HAS NOT ASSIGNED OR TRANSFERRED ANY INTEREST IN YOUR LETTER OF CREDIT. NO PAYEE UNDER ANY SECURED NOTE HAS ASSIGNED OR TRANSFERRED ANY INTEREST THEREIN. THE ORIGINAL SECURED NOTES ARE ATTACHED TO THIS CERTIFICATE OF DRAWING AS ATTACHMENT 1.

3. EITHER (i) AN EVENT OF DEFAULT (AS DEFINED IN THE SECURED NOTES), OTHER THAN AN EVENT OF DEFAULT RESULTING FROM THE FAILURE TO PAY THE PRINCIPAL OF THE SECURED NOTES OR ACCRUED INTEREST THEREON WHEN DUE, HAS OCCURRED AND CONTINUED FOR 30 DAYS WITHOUT BEING CURED OR WAIVED PRIOR TO THE DATE HEREOF, (ii) AN EVENT OF DEFAULT (AS DEFINED IN THE SECURED NOTES) RESULTING FROM THE FAILURE TO PAY THE PRINCIPAL OF THE SECURED NOTES OR ACCRUED INTEREST THEREON WHEN DUE HAS OCCURRED OR
         (iii) MAKER HAS FAILED TO PAY ALL PRINCIPAL AND ACCRUED BUT UNPAID INTEREST DUE AND OWING UNDER THE SECURED NOTES ON DECEMBER 31, 2002.

4. WE HEREBY MAKE DEMAND FOR PAYMENT UNDER THE LETTER OF CREDIT IN THE AMOUNT OF $_____________, WHICH DEMAND IS EVIDENCED HEREIN.

5. THE AMOUNT DEMANDED HEREUNDER DOES NOT EXCEED THE AGGREGATE UNPAID PRINCIPAL AMOUNT OF THE SECURED NOTES AND THE AGGREGATE AMOUNT OF ACCRUED BUT UNPAID INTEREST THEREIN AT THE TIME OF THIS DRAWING.

PLEASE [DEPOSIT] [WIRE TRANSFER] THE AMOUNT HEREBY DEMANDED [IN OUR ACCOUNT NO.

  ______________________  WITH] [TO]_________________________________________AT

______________________________________________________________________________.

         IN WITNESS WHEREOF, THIS CERTIFICATE HAS BEEN EXECUTED THIS___ DAY OF

 _______________, 200_.

                                    BENEFICIARY NAME, AS AGENT.

                                    BY:
                                         ---------------------------------------
                                    ITS:
                                         ---------------------------------------

                                    EXHIBIT B

                       TO LETTER OF CREDIT NO. __________
                                    ISSUED BY
                           LASALLE NATIONAL BANK, N.A.

                         REQUEST FORM FOR FULL TRANSFER

                                                     ____________________, 19___

LASALLE NATIONAL BANK, N.A.

---------------------------

---------------------------

CHICAGO, ILLINOIS  _________

                                             RE: CREDIT NO.___________

                                              ISSUED BY:  LASALLE BANK N.A.


GENTLEMEN:

         FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

                                       ------------------------------------
                                               (NAME OF TRANSFEREE)

                                       ------------------------------------
                                                     (ADDRESS)

                                       ------------------------------------
                                              (CITY, STATE, ZIP CODE)

         ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

         BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS AGENT THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

         THE ORIGINAL OF SUCH LETTER OF CREDIT AND ANY SUBSEQUENT AMENDMENTS ARE RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

         ENCLOSED IS REMITTANCE OF $___________________* IN PAYMENT OF YOUR TRANSFER COMMISSION AND IN ADDITION THERETO, WE AGREE TO PAY TO YOU ON DEMAND ANY EXPENSES WHICH MAY BE INCURRED BY YOU IN CONNECTION WITH THIS TRANSFER.

                                                        YOURS VERY TRULY,
                                                        BENEFICIARY'S NAME

                                            ------------------------------------
The above signature with title as stated            SIGNATURE OF BENEFICIARY
conforms with that on file with us and is   BY:
authorized for the execution of said        TITLE:______________________________
instruments.


-----------------------------------
             (Bank)

-----------------------------------
    (Authorized Signature)


-THIS FORM MUST BE EXECUTED IN DUPLICATE-
Transfer fee:  0.25% of the amount of transfer - minimum $200.00 per transfer

                                    EXHIBIT H

                                FORM OF GUARANTY

                                    GUARANTY


         This Guaranty ("Guaranty") is made as of October __, 2001 by divine, inc., a Delaware corporation ("Guarantor"), in favor of the holders (the "Holders") of certain secured promissory notes of RoweCom Inc., a Delaware corporation ("RoweCom"), due on December 31, 2002 in the aggregate principal amount of $__________ issued pursuant to the Exchange Agreement referred to below (the "Notes").


                               Factual Background

         A. Pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of July 6, 2001, by and among Guarantor, Knowledge Resources Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Guarantor ("Merger Sub"), and RoweCom, Merger Sub will merge with and into RoweCom (the "Merger") subject to the satisfaction of the conditions set forth in the Merger Agreement.

         B. After the consummation of the Merger, RoweCom will be a wholly-owned subsidiary of Guarantor.

         C. It is a condition to Guarantor's obligation to consummate the Merger pursuant to the Merger Agreement that the Holders exchange certain Promissory Notes of RoweCom due __________, 2001 and warrants to purchase shares of RoweCom Common Stock for promissory notes of RoweCom due December 31, 2002 and warrants to purchase shares of divine's Class A Common Stock.

         D. Guarantor is executing this Guaranty in order to induce the Holders to enter into that certain Exchange Agreement of even date herewith between RoweCom and the Holders (the "Exchange Agreement"), pursuant to which such exchange shall occur.


                                    GUARANTY

         1. Guaranty of Obligations. Guarantor unconditionally guaranties to the Holders the full payment of all monetary obligations of RoweCom under the Notes ("Obligations"), and unconditionally agrees to pay the Holders all of the Obligations. This is a guaranty of payment, not of collection. If RoweCom defaults in the payment when due of all or any part of the Obligations, Guarantor shall in lawful money of the United States pay to the Holders, on demand, all sums due and owing for the Obligations, provided, that any liability of the Guarantor hereunder shall not be discharged except to the extent that the Guarantor or RoweCom has made payment in respect of the Obligations.

         2. Guarantor's Waivers. Guarantor waives:

              (a) Any right it may have to require the Holders to proceed against RoweCom, to proceed against or exhaust any security held from RoweCom, or to pursue any other remedy in the Holders' power to pursue;

              (b) Any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of RoweCom;

              (c) Any defense based on: (i) any legal disability of RoweCom,
         (ii) any release, discharge, modification, impairment or limitation of the liability of RoweCom to the Holders from any cause, whether arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance of the Obligations, or any part of the Obligations, or any security held for the Obligations, in any such Insolvency Proceeding;

              (d) Any defense based on any action taken or omitted by the Holders in any Insolvency Proceeding involving RoweCom, including any election to have the Holders' claim allowed as being secured, partially secured or unsecured, any extension of credit by the Holders to RoweCom in any Insolvency Proceeding, and the taking and holding by the Holders of any security for any such extension of credit; and

              (e) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by the Holders to Guarantor expressly provided for in Section 1.

         3. Waivers of Subrogation and Other Rights and Defenses. Regardless of whether Guarantor may have made any payments to the Holders, Guarantor hereby waives: (i) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from RoweCom or any other party, for any sums paid to the Holders, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that the Holders may have against RoweCom, and (iii) all rights to participate in any security now or later to be held by the Holders for the Obligations. The waivers given in this Section 3 shall be effective until the Obligations have been paid and performed in full.

         4. Revival and Reinstatement. If the Holders are required to pay, return or restore to RoweCom or any other person any amounts previously paid on the Obligations because of any Insolvency Proceeding of RoweCom, any stop notice or any other reason, the obligations of Guarantor shall be reinstated and revived and the rights of the Holders shall continue with regard to such amounts, all as though they had never been paid.

         5. No Waiver; Consents; Cumulative Remedies. Each waiver by the Holders must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from the Holders' delay in exercising or failure to exercise any right or remedy against RoweCom, Guarantor or any security. Consent by the Holders to any act or omission by RoweCom or Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for the Holders' consent to be obtained in any future or other instance. All remedies of the Holders against RoweCom and Guarantor are cumulative.

         6. No Release. Guarantor shall not be released from the performance of its obligations under this Guaranty except by a writing signed by the Holders.

         7. Heirs, Successors and Assigns. The terms of this Guaranty shall bind and benefit the heirs, legal representatives, successors and assigns of the Holders and Guarantor; provided, however, that Guarantor may not assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of the Holders in each instance.

         8. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other address as any party hereto designates by written notice, and shall be deemed to have been given upon delivery, if delivered personally, five days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

                  If to divine, to:

                           1301 North Elston
                           Chicago, IL  60622
                           Attention:  Jude M. Sullivan, Esq.

                  If to the Holders, to the addresses of the Holders listed on the Exhibits to the Exchange Agreement.

         9. Rules of Construction. In this Guaranty, the word "person" includes any individual, company, trust or other legal entity of any kind. The word "include(s)" means "include(s) without limitation," and the word "including" means "including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

         10. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         11. Integration; Modifications. This Guaranty (a) integrates all the terms and conditions mentioned in or incidental to this Guaranty, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and
(c) is intended by Guarantor and the Holders as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by Guarantor and the Holders. No representation, understanding, promise or condition shall be enforceable against any party hereto unless it is contained in this Guaranty. This Guaranty may not be modified except in a writing signed by both the Holders and Guarantor. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.

         12. Miscellaneous. The illegality or unenforceability of one or more provisions of this Guaranty shall not affect any other provision. This Guaranty may be executed in counterparts, and all counterparts shall constitute but one and the same document. Time is of the essence in the performance of this Guaranty by Guarantor.

         IN WITNESS WHEREOF, Guarantor hereto has executed this Guaranty as of the date first above written.



Guarantor:

divine, inc.



By:
    ----------------------------------------
    Name:
    Title:

                                    EXHIBIT I

                             NOTICE OF PARTICIPATION


Name of holder of Note:
                           -----------------------------------------------------

Aggregate Principal Amount of Note:
                                    --------------------------------------------

The undersigned hereby elects to participate in the Exchange (as defined in that certain Letter, dated October __, 2001 from divine, inc. to the undersigned).

Name:
           --------------------------------------------

Signature:
           --------------------------------------------